SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

              Date of Report (date of earliest event reported): April 25, 2012

                                ART DESIGN, INC.
                                ----------------
                 (Name of Small Business Issuer in its charter)

        Colorado                     000-52692                86-1061005
-----------------------          ----------------          ----------------
(State of incorporation)       (Commission File No.)         (IRS Employer
                                                          Identification No.)

                        11044 Research Blvd. Suite A-200
                                Austin, TX 78759
                       ---------------------------------
          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (512) 795-2300

                                3636 S. Jason St.
                               Englewood, CO 80113
                        -------------------------------
          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 5.02. Departure of Directors or Certain  Officers;  Election of Directors;
           Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

       On April 25, 2012 Michael Smith and Rick Wilber were appointed directors of the Company.

      Following the appointments of Michael Smith and Rick Wilber as directors, Kathy Sheehan and Todd Sheehan resigned as officers of the Company. It is expected that Kathy Sheehan, Todd Sheehan and Rebecca Gregarek will resign as directors of the Company on or before May 7, 2012.

       Following the resignations of Kathy Sheehan and Todd Sheehan as officers of the Company, Michael Smith and Marc Spezialy were appointed to the positions shown below:

    Name                Position

    Michael Smith       Chief Executive Officer
    Marc Spezialy       Principal Financial and Accounting Officer and Secretary

Michael Smith

      Michael Smith (age 52) has been the Chief Executive Officer of Kingman Energy LLC, a company he founded, since June 2010. Kingman Energy LLC focuses on the exploration and development of shallow oil fields with a history of proven petroleum production. From February 2001 to July 2008, Mr. Smith served as Vice President of Victoria Energy, an oil and gas brokerage company. Since June 1995, Mr. Smith has served as Vice President of Jersey Investment, a company focused on commercial real estate development.

      In April 2012 we entered into an employment agreement with Michael Smith. The employment agreement provides that we will pay Mr. Smith an annual salary of $120,000 during the term of the agreement. The employment agreement will continue in force until terminated by us or Mr. Smith.

      During each year of the employment term, Mr. Smith is entitled to six weeks of paid vacation days. During the employment term, Mr. Smith will be entitled to receive any benefits which are provided to our full time employees in accordance with our policies and practices and subject to Mr. Smith's satisfaction of any applicable conditions of eligibility.

      In the event of Mr. Smith's illness or disability for a continuous period of six months during which he is unable to render services, Mr. Smith's compensation will continue during such period, and at the end of such period we may terminate Mr. Smith's employment on 30 days' prior written notice. Any dispute as to Mr. Smith's disability will be submitted to an impartial and reputable physician who we select and who is agreeable to Mr. Smith.

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      We may terminate the employment agreement at any time for cause, which means: (i) a willful act by Mr. Smith that is not in our financial best interest; (ii) a willful failure by Mr. Smith to follow the reasonable, prudent and lawful direction of our directors; or (iii) a failure by Mr. Smith to substantially perform his duties within 30 days after our demand for substantial performance. If Mr. Smith's employment is terminated for cause, we must pay him his full salary through the date of termination.

      Mr. Smith may terminate his employment: for good reason. "Good reason" means: (A) a change-in-control of the Company (i.e. the acquisition by which any person of more than 50% of our common stock, or a change in a majority of our directors which has not been approved by the incumbent directors); (B) our failure to comply with any material provision of the employment agreement which has not been cured within 10 days after notice of such noncompliance has been given by Mr. Smith; or (C) any termination of Mr. Smith's employment other than for cause.

      If, within one year following a change-in-control, Mr. Smith resigns for good reason or we terminate his employment without cause, Mr. Smith will receive: (i) a lump-sum severance payment equal to $120,000, less applicable deductions and withholdings; (ii) the full amount of any bonus for the fiscal year in which he is terminated, less applicable deductions and withholdings;
(iii) immediate vesting of any unvested shares under any outstanding stock options; and (iv) should he be eligible for and elect to continue health insurance pursuant to COBRA, payment of COBRA premiums for twelve months following the termination of his employment.

      In the event of Mr. Smith's death during the term, we will pay to his beneficiary an amount equal to the monthly rate of his salary for a period of six months.

      Mr. Smith may terminate the employment agreement on 90 days notice to us, in which case we will pay Mr. Smith his salary up to the end of the 90 days.

      Except as provided above, upon the termination of Mr. Smith's employment we will pay him his salary up through the date of termination.

Marc Spezialy

      Marc Spezialy (age 29) was a manager at PricewaterhouseCoopers LLP between July 2011 and March 2012 in their Austin, Texas office. Between December 2009 and July 2011 Mr. Spezialy was with the accounting firm of Maxwell Locke and Ritter in Austin, Texas. Between July 2004 and December 2009 Mr. Spezialy was with PricewaterhouseCoopers LLP in their San Francisco, California and Austin, Texas offices. Mr. Spezialy received a Bachelor of Science in Accounting and Finance from the University of San Francisco and is a licensed CPA in Texas and California.

      In April 2012 we entered into an employment agreement with Marc Spezialy. The employment agreement provides that we will pay Mr. Spezialy an annual salary of $120,000 during the term of the agreement. The employment agreement will continue in force until terminated by us or Mr. Spezialy.

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      During the employment term, Mr. Spezialy will be entitled to receive any benefits which are provided to our full time employees in accordance with our policies and practices and subject to Mr. Spezialy's satisfaction of any applicable conditions of eligibility.

Rick Wilber

     Rick A. Wilber (age 63) has been a director of Synergy Resources Corporation, a publicly traded oil and gas exploration and development company, since September 2008. Since 1984, Mr. Wilber has been a private investor in, and a consultant to, numerous development stage companies. In 1974, Mr. Wilber was co-founder of Champs Sporting Goods, a retail sporting goods chain, and served as its President from 1974-1984. He has been a Director of Ultimate Software Group Inc. since October 2002 and serves as a member of its audit and compensation committees. Mr. Wilber was a director of Ultimate Software Group between October 1997 and May 2000. He served as a director of Royce Laboratories, Inc., a pharmaceutical concern, from 1990 until it was sold to Watson Pharmaceuticals, Inc. in April 1997 and was a member of its compensation committee.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 25, 2012                ART DESIGN, INC.


                                    By:  /s/ Michael Smith
                                         ------------------------------
                                         Michael Smith, Chief Executive Officer











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